Exhibit 99.1

Unusual Machines, Inc. Announces Proposed Public Offering

Orlando, Florida, March 19, 2026 (Access Newswire) -- Unusual Machines, Inc. [NYSE American: UMAC] ("Unusual Machines" or the "Company"), a United States-based manufacturer and distributor of drone parts, today announced that it has commenced a public offering of Common Stock. The Company intends to use the net proceeds from this proposed offering (the "Offering") to expand its U.S. drone parts inventory and for working capital and general corporate purposes. The Offering is subject to market conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

Dominari Securities LLC and JonesTrading Institutional Services LLC are acting as co- placement agents for the Offering.

This Offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-286413), declared effective by the U.S. Securities and Exchange Commission (the "SEC") on April 21, 2025. A preliminary prospectus supplement and accompanying shelf prospectus ("Shelf Prospectus") describing the terms of the Offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement (together with the final prospectus supplement for this Offering, the "Prospectus Supplement") and the accompanying shelf prospectus may be obtained, when available, by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave., 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500.

Before investing in this Offering, interested parties should read, in their entirety, the prospectus supplement and the Shelf Prospectus and the other documents that the Company has filed with the SEC pertaining to the Offering and that are incorporated by reference in the prospectus supplement and the Shelf Prospectus, which provide more information about the Company and such Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, visit www.unusualmachines.com.

Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties relating to closing the Offering and use of proceeds. Forward-looking statements are often identifiable by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of Common Stock or otherwise; the final terms of the proposed offering; market conditions; satisfaction of customary closing conditions related to the public offering; various risks related to the Company's business operations; and other risks and uncertainties, including those described within the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K, which risk factors are incorporated in the Shelf Prospectus and prospectus supplement by reference and that are included in the prospectus supplement. There can be no assurance that the Company will be able to complete the public offering on the anticipated terms, or at all. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Contact:

investors@unusualmachines.com